EXHIBIT 5.1

[O’Melveny & Myers LLP Letterhead]

October 25, 2011

Cell Therapeutics, Inc. 501 Elliott Avenue West, Suite 400 Seattle, Washington 98119

Re:    Registration of Securities of Cell Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Cell Therapeutics, Inc., a Washington corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2011 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among others, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of securities of the Company for aggregate proceeds of $100,000,000, consisting of: (a) shares of the Company’s common stock, no par value per share (the “Common Stock”); (b) shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”); (c) senior and subordinated debt securities of the Company (the “Debt Securities”) issued pursuant to one or more indentures (each, an “Indenture”) among the Company, a financial institution designated as trustee and the holders from time to time of the Debt Securities; (d) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock and/or Debt Securities issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) among the Company, a warrant agent to be appointed by the Company prior to the issuance of the applicable Warrants and the holders from time to time of the Warrants; (e) rights (“Rights”) to purchase Common stock, Preferred Stock and/or Debt Securities issued pursuant to one or more rights agreements (each, a “Rights Agreement”); and (f) units consisting of two or more types of securities, including Common Stock, Preferred Stock, Debt Securities, Warrants, Rights or any combination of such securities (“Units”), issued pursuant to one or more unit agreements (each, a “Unit Agreement”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

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(i) the Registration Statement;

(ii) the Amended and Restated Articles of Incorporation of the Company, as amended, as presently in effect (the “Articles of Incorporation”);

(iii) the Second Amended and Restated Bylaws of the Company, as presently in effect (the “Bylaws”); and

(iv) certain resolutions of the Board of Directors of the Company (the “Board of Directors”) adopted by unanimous written consent effective October 24, 2011 (the “Board Resolutions”) relating to the issuance and sale of the Securities, the preparation and filing of a Registration Statement on Form S-3 (including pre- and post-effective amendments thereto) and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that either California or New York law will be chosen to govern the Indentures, the Warrant Agreements, the Rights Agreements and the Unit Agreements and that such choice is a valid and legal provision. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of such Security in accordance with the Board Resolutions and such authorization has not been modified or rescinded, (ii) the Registration Statement’s effectiveness has not been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to such Security has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and (iv) there has not occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that the terms of the issuance and sale of any Security have been duly established in conformity with the Articles of Incorporation and the Bylaws and that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

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On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1. With respect to any shares of Common Stock offered under the Registration Statement (the “Offered Common Stock”), when (i) certificates representing the shares of Offered Common Stock in the form required under the Washington Business Corporation Act (the “Business Corporation Act”) have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners and (ii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by each party thereto, the issuance and sale of such shares of Offered Common Stock (including any shares of Offered Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Rights or in connection with the issuance of any Units) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

2. With respect to any shares of any series of Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), when (i) the filing of Articles of Amendment amending the Articles of Incorporation in accordance with the applicable provisions of the Business Corporation Act with the Secretary of State of the State of Washington has duly occurred, (ii) certificates representing the shares of Offered Preferred Stock in the form required under the Business Corporation Act representing the Offered Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners, and (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by each party thereto, the issuance and sale of the shares of Offered Preferred Stock (including any shares of Offered Preferred Stock duly issued upon conversion, exchange or exercise of any Common Stock, Debt Securities, Warrants or Rights or in connection with the issuance of any Units) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

3. With respect to any Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the applicable Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by each party thereto, (ii) the trustee named in the applicable Indenture is qualified to act as trustee under such Indenture, (iii) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Offered Debt Securities have been duly

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authorized, executed, issued and delivered in accordance with the terms of the applicable Indenture or any supplemental indenture thereto, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any Warrants or Rights or in connection with the issuance of any Units) will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4. With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement, in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement, the Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5. With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable underwriting or other agreement, the Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

6. With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Debt Securities, Warrants and/or Rights

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relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable underwriting or other agreement, the Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of California and the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP